Exhibit 4.2

EXECUTION VERSION

RADIAN GROUP INC.

as Issuer

U.S. BANK NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of November 15, 2010

to Senior Indenture Dated as of

November 15, 2010

3.00% Convertible Senior Notes due 2017

i

Section	4.08. Taxes on Shares Issued	44
Section	4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock	44
Section	4.10. Appointment of Conversion Agent; Responsibility of Conversion Agent and Trustee	44
Section	4.11. Notice to Holders Prior to Certain Actions	45
Section	4.12. Stockholder Rights Plan	46

	ARTICLE 5
	EVENTS OF DEFAULT

Section	5.01. Events of Default	46
Section	5.02. Acceleration; Rescission and Annulment	48
Section	5.03. Additional Interest	49
Section	5.04. Payments of Notes on Default; Suit Therefor	50
Section	5.05. Application of Monies Collected by Trustee	52
Section	5.06. Proceedings by Holders	53
Section	5.07. Proceedings by Trustee	54
Section	5.08. Remedies Cumulative and Continuing	54
Section	5.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders	54
Section	5.10. Notice of Defaults	55
Section	5.11. Statements as to Defaults	55
Section	5.12. Further Instruments and Acts	55
Section	5.13. Undertaking to Pay Costs	55

	ARTICLE 6
	SATISFACTION AND DISCHARGE

Section	6.01. Satisfaction and Discharge of the Supplemental Indenture	56
Section	6.02. Deposited Monies to be Held in Trust by Trustee	57
Section	6.03. Paying Agent to Repay Monies Held	57
Section	6.04. Return of Unclaimed Monies	57
Section	6.05. Reinstatement	57

	ARTICLE 7
	SUPPLEMENTAL INDENTURES

Section	7.01. Supplemental Indentures Without Consent of Holders	58
Section	7.02. Supplemental Indentures with Consent of Holders	58
Section	7.03. Notice of Amendment or Supplement	59

	ARTICLE 8
	SUCCESSOR COMPANY

Section	8.01. Consolidation, Merger and Sale of Assets	60

ii

Section	8.02. Successor Person Substituted	60
Section	8.03. Opinion of Counsel to be Given to Trustee	61

	ARTICLE 9
	LISTS OF HOLDERS

Section	9.01. Lists of Holders	61
Section	9.02. Preservation and Disclosure of Lists	62

	ARTICLE 10
	MISCELLANEOUS

Section	10.01. Governing Law	62
Section	10.02. No Security Interest Created	62
Section	10.03. Trust Indenture Act	62
Section	10.04. Benefits of Supplemental Indenture	62
Section	10.05. Calculations	63
Section	10.06. Effect of Headings and Table of Contents	63
Section	10.07. Execution in Counterparts	63
Section	10.08. Separability Clause	63
Section	10.09. Ratification of Original Indenture	63
Section	10.10. The Trustee	63

	EXHIBIT

Exhibit A Form of Note		A-1

iii

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 15, 2010, between Radian Group Inc., a Delaware corporation, and U.S. Bank National Association, (the “Trustee”) as trustee under the Senior Indenture dated as of November 15, 2010, between the Company and the Trustee (the “Original Indenture”; the Original Indenture as supplemented by this Supplemental Indenture, and as it may be further amended from time to time, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 10.01(g) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 2.02 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “3.00% Convertible Senior Notes due 2017” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For purposes of Article 11 of the Original Indenture, the Notes shall constitute a single class of Securities. The provisions of this Supplemental Indenture shall supersede any corresponding, or conflicting, provisions in the Original Indenture.

Section 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(c) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(d) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 5.03.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Agent Members” has the meaning specified in Section 2.02.

“Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(ii).

“Board of Directors” means the board of directors of the Company or a committee thereof duly authorized to act for it hereunder.

“Business Day” means, notwithstanding any provision of the Original Indenture to the contrary, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Capped Call Transaction” means either (i) the Base Capped Call Transaction confirmation (Reference Number 99AMQGZY8), dated as of November 8, 2010, between the Hedge Counterparty and the Company, or (ii) the Additional Capped Call Transaction confirmation (Reference Number 99AMQM627), dated as of November 10, 2010, between such parties

“Cash Percentage” has the meaning specified in Section 4.03(d).

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Supplemental Indenture, or such other Reference Property into which the Company’s common stock is changed pursuant to Section 4.07.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b)(i).

“Conversion Obligation” has the meaning specified in Section 4.01(a).

“Conversion Price” means, at any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” means, initially, 85.5688 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Two Liberty Place, 50 S. 16th Street, Suite 2000, Mail Station: EX-PA-WBSP, Philadelphia, PA 19102, Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 75 consecutive Trading Days during the Observation Period, 1.33333% of the product of (a) the Conversion Rate in effect on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Net Settlement Amount” means for each of the 75 consecutive Trading Days during the applicable Observation Period:

(a) if the Company does not elect a Cash Percentage pursuant to Section 4.03(d), a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value on such Trading Day and $13.3333, divided by (ii) the Daily VWAP for such Trading Day;

(b) if the Company elects a Cash Percentage of 100% pursuant to Section 4.03(d), cash in an amount equal to the difference between the Daily Conversion Value on such Trading Day and $13.3333; or

(c) if the Company elects a Cash Percentage of less than 100% pursuant to Section 4.03(d), (i) cash in an amount equal to the product of (x) the difference between the Daily Conversion Value on such Trading Day and $13.3333 and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x)(A) the difference between the Daily Conversion Value on such Trading Day and $13.3333, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount” has the meaning specified in Section 4.03(b).

“Daily VWAP” means, for each of the 75 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RDN.N <equity> AQR” (or its equivalent successor, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session’s trading hours.

“Default” means any event that is, or after notice or passage of time, would be, an Event of Default.

“Depositary” shall initially be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 4.04(c).

“Early Net Share Settlement” means, in respect of a conversion of Notes, a delivery of shares of Common Stock by the Hedge Counterparty to the Company pursuant to a Capped Call Transaction on a settlement date prior to the third Business Day immediately following the last Trading Day of the applicable Observation Period.

“Effective Date” has the meaning specified in Section 4.06(c).

“Event of Default” shall have the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at any time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change solely in par value) as a result of which the Common Stock would be converted into, exchanged for, or constitute solely the right to receive, stock, other securities, or other property or assets or (ii) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock would be converted into, exchanged for, or constitute solely the right to receive, cash, securities or other property or assets or any sale, transfer, lease or other conveyance, in one transaction or a series of related transactions, of all or substantially all of the Company’s consolidated assets to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or one of the Company’s Subsidiaries; provided, however, that a share exchange, consolidation or merger will not be a Fundamental Change if the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event in substantially the same proportion as such ownership immediately prior to such transaction;

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any or their respective successors) or shall be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth under Section 4.03).

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note in global form registered in the name of the Depositary or the nominee of the Depositary.

“Hedge Counterparty” means Morgan Stanley & Co. International plc, or any successor thereto.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Dividend Threshold” has the meaning specified in Section 4.04(d).

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 15 and November 15 of each year, beginning on May 15, 2011.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices, or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices per share of the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined in this Supplemental Indenture and determined after giving effect to any exceptions to or exclusions from such definition, including without limitation the first full paragraph immediately following clause (d) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, for a period of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 15, 2017.

“Measurement Period” has the meaning specified in Section 4.01(b)(ii).

“Merger Common Stock” has the meaning specified in Section 4.07(c)(i).

“Merger Event” has the meaning specified in Section 4.07(a).

“Merger Valuation Percentage” for any Merger Event means (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one share of Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Note Register” means the register of the Notes and of transfers and exchanges thereof required to be kept by the Registrar pursuant to Section 2.06 of the Original Indenture.

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior the 80th Scheduled Trading Day immediately preceding the Maturity Date, the 75 consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 80th Scheduled Trading Day immediately preceding the Maturity Date, the 75 consecutive Trading Days beginning on, and including, the 77th Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“outstanding,” when used with reference to Notes, notwithstanding anything to the contrary in Section 2.11 of the Original Indenture, means, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 6.01 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.02 of the Original Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 4 and required to be canceled pursuant to Section 2.04; and

(e) Notes purchased by the Company pursuant to Article 3.

“Paying Agent” shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Regular Record Date” notwithstanding anything to the contrary in the Original Indenture, means with respect to the payment of interest on the Notes, the May 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on May 15 and the November 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on November 15.

“Reference Property” has the meaning specified in Section 4.07(a).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Price” has the meaning specified in Section 4.06(c).

“Successor Company” has the meaning specified in Section 8.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purpose of determining amounts due upon conversion pursuant to Section 4.03 only, “Trading Day” means a day on which (x) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading and (y) there is no Market Disruption Event, and if the Common Stock is not so listed or admitted for trading, “Trading Day” for such purpose means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Bid Solicitation Agent; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that such one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from a nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such Trading Day. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when required to do so, instruct the Bid Solicitation Agent to obtain bids when required, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination or (y) the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day such failure continues.

“Trading Price Condition” has the meaning specified in Section 4.01(b).

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Underwriters” means Morgan Stanley & Co. Incorporated; Dowling & Partners Securities, LLC; Keefe, Bruyette & Woods, Inc.; Macquarie Capital (USA) Inc.; and Northland Capital Markets.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

Section 1.03. References to Interest. Unless otherwise explicitly stated, all references to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.03. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “3.00% Convertible Senior Notes due 2017” initially limited in aggregate principal amount to $450,000,000, which amount shall be as set forth in an Authentication Order for the authentication and delivery of Notes pursuant to Section 2.05 of the Original Indenture.

The principal amount of Notes then outstanding shall be payable on the Maturity Date. Interest on the Notes shall accrue at a rate of 3.00% per annum, from November 15, 2010 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest shall be payable on each Interest Payment Date, beginning on May 15, 2011, to the Person in whose name a Note is registered on the Note

Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. If any Interest Payment Date, the Maturity Date or any Fundamental Change Purchase Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of such delay. After the occurrence, and during the continuance of any Event of Default set forth in clause (a) or (b) of Section 5.01, any amounts on any Note (including, without limitation, the Fundamental Change Purchase Price, principal and interest) that are payable but are not punctually paid or duly provided for shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law. Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP number as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for U.S. federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

The Form of Note shall be substantially as set forth in Exhibit A and the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Exhibit A, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Physical Notes at the office or agency designated by the Company for that purpose.

The Company shall pay interest on any Physical Notes (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Notes at their address as it appears in the Note Register and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar, in writing, to the contrary.

Section 2.02. Book-entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) If: (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed within 60 days; (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 60 days; or (iii) an Event of Default with respect to the Notes has occurred and is continuing and any beneficial owner requests that its Notes be issued as Physical Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and an Authentication Order for the authentication and delivery of Notes, will authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be cancelled. Sections 2.09(d) and 2.09(e) of the Original Indenture shall not apply to the Notes, and shall be superseded in their entirety by this Section 2.02(b).

(c) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, Original Indenture or the Notes.

(d) Section 2.09(n) of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.02(d). A legend in substantially the following form shall appear on the face of all Global Notes:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.03. Reporting Requirement. The Company shall file with the Trustee within 15 days after the Company is required to file the same with the SEC (after giving effect to any grace period afforded to the Company pursuant to Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d)

of the Exchange Act. Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 2.03 as of the time such documents are filed via the EDGAR system. Section 4.03 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.03.

Section 2.04. Purchase and Cancellation. The Company shall cause all Notes surrendered for payment, repurchase (including required purchase upon the occurrence of a Fundamental Change), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by the Trustee. No Notes shall be authenticated in exchange for any Notes cancelled, as provided herein. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, without giving prior notice to Holders, whether by the Company or the Company’s Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with this Section 2.04 and any such Notes shall no longer be considered outstanding under the Indenture upon such repurchase. Any Notes surrendered for cancellation by the Company shall not be reissued or resold. Section 2.13 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.04.

Section 2.05. Transfer of Notes.

(a) No service charge shall be imposed by the Company, the Trustee or any Registrar for any exchange or registration of transfer of Notes, but the Company, the Trustee or any Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required by law or permitted pursuant to Section 4.08. Section 2.09(k) of the Original Indenture shall not apply with respect to the Notes, and shall be superseded in its entirety by this Section 2.05.

(b) None of the Company, the Trustee or any Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for required purchase upon the occurrence of a Fundamental Change (and not withdrawn) in accordance with Article 3.

ARTICLE 3

FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 3.01. Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is an integral multiple of $1,000, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased pursuant to this Article 3, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest, if any, on the Interest Payment Date to the Holders of record as of the preceding Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased pursuant to this Article 3.

To exercise the right to require the Company to purchase its Notes upon a Fundamental Change in accordance pursuant to this Section 3.01, a Holder must:

(i) deliver to the Paying Agent a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are not Physical Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii) deliver the Notes, in the case of Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(A) if such Notes are Physical Notes, the certificate numbers of such Notes to be delivered for purchase;

(B) the portion of the principal amount of such Notes to be purchased, which must be an integral multiple of $1,000; and

(C) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if such Notes are Global Notes, the Fundamental Change Purchase Notice must also comply with the applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the purchase right pursuant to this Article 3;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of the Fundamental Change Purchase Notice and, if applicable, any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 3.03; and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes), and any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect to such Notes shall be deemed to have been withdrawn.

Section 3.02. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.01, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.03. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 3.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000;

(b) if such Notes are Physical Notes, the certificate numbers of the withdrawn Notes; and

(c) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice;

provided, however, that if the Notes are Global Notes, the notice must comply with the applicable procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Article 3 on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made and whether or not such Notes are delivered to the Paying Agent) and (b) all other rights of the Holders with respect to such Notes shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Notes).

Section 3.05. Notes Purchased in Whole or in Part. Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.06. Covenant to Comply With Applicable Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.01. Right to Convert. Article 12 of the Original Indenture shall not apply to the Notes. Instead the conversion provisions set forth in this Article 4 shall, with respect to the Notes, supersede in its entirety Article 12 of the Original Indenture, and all references in the Original Indenture to Article 12 thereof, and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the conversion provisions set forth in this Article 4, respectively. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is an integral multiple of $1,000) of such Note (i) upon satisfaction of one or more of the conditions described in Section 4.01(b), at any time prior to the close of business on the Business Day immediately preceding August 15, 2017 under the circumstances and during the periods set forth in Section 4.01(b), and (ii) regardless of whether any of the conditions described in Section 4.01(b) have been met, on or after August 15, 2017 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the Conversion Rate (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding August 15, 2017, Holders may surrender their Notes for conversion during any calendar quarter commencing after December 31, 2010 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable Conversion Price on each applicable Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each calendar quarter commencing after December 31, 2010 whether the Notes may be surrendered for conversion in accordance with this subsection (b)(i) and shall notify the Company and the Trustee (in the case of a Conversion Agent other than the Trustee) on or prior to the fifth Business Day after the first day of such quarter of the Notes becoming convertible in accordance with this subsection (b)(i).

     (ii) Prior to the close of business on the Business Day immediately preceding August 15, 2017, Holders may surrender their Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined by the Bid Solicitation Agent pursuant to this subsection (b)(ii) and the definition of Trading Price herein following a request by a Holder of Notes in accordance with this subsection (b)(ii), for each Trading Day during that Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each such Trading Day (the “Trading Price Condition”). The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes in accordance with this subsection (b)(ii) unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Trading Price Condition set forth above has been met, the Company shall so notify the Holders, the Conversion Agent (if other than the Trustee) and the Trustee within one Business Day. If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders, the Conversion Agent (if other than the Trustee) and the Trustee within one Business Day. The Company shall initially act as the Bid Solicitation Agent.

(iii) If, prior to the close of business on the Business Day immediately preceding August 15, 2017, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such announcement date; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify the Holders of the Notes at least 20 Scheduled Trading Days before the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding such Ex-Dividend Date and (2) the time the Company announces that such issuance or distribution will not take place.

Holders of the Notes may not exercise the conversion right set forth under in this Section 4.01(b)(iii) if each Holder will have the right to participate (as a result of holding the Notes, and at the same time and on the same terms as holders of the Common Stock participate) in any of the transactions described in this Section 4.01(b)(iii) as if such Holder held a number of shares of the Common Stock equal to (i) the applicable Conversion Rate, multiplied by (ii) (x) the principal amount of the Notes held by such Holder divided by (y) $1,000, without having to convert its Notes.

(iv) If, prior to the close of business on the Business Day immediately preceding August 15, 2017, (x) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether any Holder has the right to require the Company to purchase the Notes pursuant to Article 3, or (y) if the Company is a party to a consolidation, merger, binding share exchange, or a sale, transfer, lease or other conveyance of all or substantially all of its assets, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other assets, then in either case the Notes may be surrendered for conversion at any time from or after the date that is 20 Scheduled Trading Days prior to the initial anticipated effective date of the transaction (or, if the Company does not have knowledge of such transaction on or prior to such date, the Business Day after the Company is required to give notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date. The Company shall notify Holders, the Conversion Agent (if other than the Trustee) and the Trustee (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 20 Scheduled Trading Days prior to the initial anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 20 Scheduled Trading Days prior to the initial anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction.

Section 4.02. Conversion Procedures. (a) In order to exercise the conversion privilege with respect to a beneficial interest in a Global Note, the holder of such beneficial interest must comply with the procedures of the Depositary for converting a beneficial interest in a global note, and, if required, pay funds equal to any interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 4.03(f) and any documentary, stamp or similar issue or transfer taxes, if any, to the extent required by Section 4.08.

(b) In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete, manually sign and deliver an irrevocable conversion notice in the form set forth in the Form of Notice of Conversion or a facsimile thereof (the “Conversion Notice”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered;

(ii) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent,

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay any documentary, stamp or similar issue or transfer taxes as set forth in Section 4.08; and

(v) if required, make any payment required under Section 4.03(f).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

Each conversion shall be deemed to have been effected as to the Notes surrendered for conversion on the date on which the Holder complies with the procedures for conversion set forth above (the “Conversion Date”) with respect to such Notes; provided, however, that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading

Day of the related Observation Period. Upon the Conversion Date for Notes surrendered for conversion, the Person who surrendered such Notes for conversion shall no longer be a Holder with respect to such Notes. The Conversion Agent shall, as promptly as possible, and in any event within one Business Day of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.

(c) All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(e) Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 3.01(b) may be converted only if such Fundamental Change Purchase Notice is withdrawn in accordance with Article 3 prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

Section 4.03. Settlement Upon Conversion.

(a) Subject to Section 4.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 75 Trading Days during the relevant Observation Period for such Note, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (g) of this Section 4.03.

(b) “Daily Settlement Amount,” for each of the 75 consecutive Trading Days during the applicable Observation Period, shall consist of:

(1) cash in an amount equal to the lesser of (i) $13.3333 and (ii) the Daily Conversion Value on such Trading Day; and

(2) if the Daily Conversion Value on such Trading Day exceeds $13.3333, the Daily Net Settlement Amount.

(c) All conversions occurring on or after the 80th Scheduled Trading Day immediately preceding the Maturity Date shall be settled using the same forms and amounts of consideration. Prior to the 80th Scheduled Trading Day immediately preceding the Maturity Date, the Company shall use the same forms and amounts of consideration for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to conversions with Conversion Dates that occur on different Trading Days.

(d) With respect to any conversion of Notes, subject to subsection (c) of this Section 4.03, the Company may irrevocably elect to settle all or a portion of the remainder, if any, of its Conversion Obligation in excess of the aggregate principal portion of the Notes being converted in cash by informing the Trustee, converting Holders, through the Trustee, and the Depositary of such election no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after the 80th Scheduled Trading Day immediately preceding the Maturity Date, no later than the 80th Scheduled Trading Day immediately preceding the Maturity Date) and the Company shall indicate in such notice the percentage of the remainder, if any, of the Company’s Conversion Obligation in excess of the aggregate principal portion of the Notes being converted that will be paid in cash (the “Cash Percentage”).

(e) The Daily Settlement Amounts (if applicable), the Daily Net Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) or the Daily Conversion Values, as the case may be, and the amount of cash, if any, deliverable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) or the Daily Conversion Values, as the case may be, and the amount of cash, if any, deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(f) Upon the conversion of any Notes, the Holder of such Notes shall not be entitled to receive any separate cash payment or additional shares representing accrued and unpaid interest, if any, except to the extent specified below. The Company’s delivery to a converting Holder of the full amount of cash and the full number of shares of Common Stock, if any, together with any cash payment for any fractional share of Common Stock, if applicable, into which such Holder’s Note is convertible, or the Trustee’s payment and delivery of such amounts on the Company’s behalf, shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of any cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on any Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes converted during such period of time must be accompanied by funds equal to the amount of interest on the Notes so converted; provided that no such payment need be made (i) if the Notes are converted after the close of business on the Regular Record Date immediately preceding the Maturity Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the Notes to be converted. Section 2.03 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by Section 2.01 and this Section 4.03(f).

(g) Subject to Section 4.07(a) and subsection (h) below, the Company shall pay or deliver, as the case may be, the consideration due in respect of a conversion on the third Business Day immediately following the last Trading Day of the applicable Observation Period. The Company shall not issue or deliver any fractional share of Common Stock upon conversion of the Notes and shall instead, on the third Business Day immediately following the last Trading Day of the applicable Observation Period, pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the last Trading Day of the applicable Observation Period.

(h) If the Hedge Counterparty elects Early Net Share Settlement of a Capped Call Transaction, the Company shall notify the Trustee and the

Depositary in writing at least three Business Days prior to each early delivery of shares of Common Stock by the Hedge Counterparty of (i) the number of shares of Common Stock that the Hedge Counterparty will so deliver and (ii) the date that such delivery will occur. The Company shall deliver the same number of shares of Common Stock to the Trustee on the date that the Company is scheduled to receive the corresponding delivery from the Hedge Counterparty. The Company’s delivery of such shares of Common Stock to the Trustee shall satisfy the Company’s Conversion Obligation with respect to such number of shares of Common Stock in respect of the relevant conversion of Notes. If the number of shares of Common Stock so delivered exceeds the number of shares the Company is required to deliver to satisfy its Conversion Obligation in respect of such conversion, the Trustee shall return the excess number of shares to the Company. Following any delivery to the Trustee of shares of Common Stock that the Company is required to deliver to satisfy its Conversion Obligation, the Company shall have no ownership interest in such shares. The Trustee shall hold such shares for the benefit of the converting Holders and shall distribute such shares to the converting Holders on the third Business Day immediately following the last Trading Day of the applicable Observation Period, unless required by law or regulation to deliver such shares to the Holders prior to such date. If, while the Trustee is holding shares of Common Stock for the benefit of converting Holders, the Trustee receives any solicitation for any vote or other action to be taken with respect to such shares, the Trustee shall abstain from voting or taking such other action.

Section 4.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if each Holder of the Notes has the right to participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.04, without having to convert such Holder’s Notes, as if such Holder held a number of shares of Common Stock equal to (i) the applicable Conversion Rate, multiplied by (ii) (x) the principal amount of Notes held by such Holder divided by (y) $1,000.

(a) If the Company issues solely shares of its Common Stock as a dividend or distribution on all or substantially all of the Company’s shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 4.04(a) is announced but the outstanding shares of Common Stock are not so split or combined, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution, share split or share combination had not been declared or announced.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	OS0+ X
OS0+Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date of such issuance. No adjustment pursuant to the above formula shall result in a reduction of the Conversion Rate. However, to the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(iii)(A), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof. The value of such consideration, if other than cash, shall be determined in good faith by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, or other assets or property of the Company or rights, options or warrants to acquire the Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock, excluding:

(i) dividends, distributions, rights, options or warrants that require an adjustment pursuant to Section 4.04(a) or Section 4.04(b);

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs that require an adjustment pursuant to the provisions set forth below in this Section 4.04(c);

(any of such shares of Capital Stock, evidences of indebtedness, or other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors), as of the Ex-Dividend Date for such distribution, of the Distributed Property distributed with respect to each outstanding share of the Common Stock.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, if practicable. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Distributed Property that such Holder would have received if such Holder owned on the relevant record date a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the portion of this Section 4.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula shall result in a reduction of the Conversion Rate. However, if such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares or other units of Common Equity of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0+MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the product of (1) the average of the Last Reported Sale Prices of such Common Equity or similar equity interest (determined, for purposes of the definition of Last Reported Sale Price, as if such Common Equity or similar equity interest were Common Stock) so paid or distributed for the 10 consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and (2) the number of shares of Common Stock or other units of Common Equity or similar equity interest so paid or distributed per share of Common Stock in such Spin-Off; and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Any adjustment pursuant to the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off; provided that in respect of any conversion for which the Conversion Date occurs during the Valuation Period, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 consecutive Trading Days above shall be deemed, for purposes of determining the Conversion Rate applicable to such conversion, to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including such Conversion Date. If the Ex-Dividend Date for the Spin-Off is less than 10 consecutive Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.12), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, if any dividend or distribution to which this Section 4.04(c) applies also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”);

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to giving effect to such dividend, distribution, share split or share combination” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d) If the Company makes or pays any cash dividend or distribution to all or substantially all holders of the Common Stock other than pursuant to a transaction that requires an adjustment to the Conversion Rate pursuant to the provisions described in Section 4.04(e), and other than a regular, quarterly cash dividend that does not exceed $0.0025 per share (the “Initial Dividend Threshold”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0 –T
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution in question is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.

The Initial Dividend Threshold shall be concurrently adjusted in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate on account of a regular quarterly cash dividend pursuant to this Section 4.04(d).

Any increase pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned on the relevant record date a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the first Trading Day after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC+(SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the first Trading Day after the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the first Trading Day after the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer;

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer; and

SP1	=	the Last Reported Sale Price of the Common Stock on the first Trading Day after the Expiration Date.

The adjustment to the Conversion Rate under this Section 4.04(e) shall be determined immediately after the close of business on the first Trading Day after the Expiration Date, but shall be given effect immediately after the open of business on the first Trading Day after the Expiration Date.

(f) Subject to any applicable stock exchange listing requirements, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests of the Company. In addition, the Company may (but is not required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e), 4.06 or the preceding sentence, to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event, subject to any applicable stock exchange listing requirements. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of the Notes a notice of the increase at least 10 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12.

(h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j) Notwithstanding anything to the contrary in this Article 4, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 4.04(j) and outstanding as of the date the Notes were first issued;

(iv) for a change solely in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Notes, if any.

Section 4.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple days (including an Observation Period, a Merger Valuation Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during such period.

Section 4.06. Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.

(a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for such Notes by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date for such conversion occurs at any time from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, if the Make-Whole Fundamental Change is not a Fundamental Change, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for any conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy its Conversion Obligation in accordance with Section 4.02 in respect of such converted Notes based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table below.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$8.82	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$75.00
November 15, 2010	27.8098	23.7839	15.7641	11.4108	7.0508	4.9236	3.6583	2.8109	2.2014	1.3877	0.8820	0.5521	0.4315
November 15, 2011	27.8098	23.4186	15.0075	10.5976	6.3841	4.4265	3.2887	2.5318	1.9877	1.2578	0.8003	0.5002	0.3897
November 15, 2012	27.8098	22.9112	14.0558	9.6025	5.5962	3.8500	2.8629	2.2111	1.7414	1.1072	0.7057	0.4398	0.3418
November 15, 2013	27.8098	22.1084	12.7939	8.3523	4.6656	3.1894	2.3802	1.8472	1.4610	0.9343	0.5967	0.3707	0.2868
November 15, 2014	27.8098	20.8638	11.0958	6.7749	3.5883	2.4535	1.8465	1.4428	1.1469	0.7383	0.4726	0.2925	0.2251
November 15, 2015	27.8098	19.0573	8.8078	4.8028	2.3919	1.6653	1.2711	1.0006	0.7991	0.5181	0.3329	0.2052	0.1568
November 15, 2016	27.8098	16.6097	5.6268	2.3813	1.1642	0.8514	0.6581	0.5204	0.4172	0.2727	0.1766	0.1088	0.0825
November 15, 2017	27.8098	14.4312	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable.

(ii) If the Stock Price is greater than $75.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (e) below), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $8.82 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (e) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 113.3786 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.04.

(e) The Stock Prices set forth in the column headings of the table in Section 4.06(d) shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the Conversion Rate adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(f) The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five business days after such Effective Date.

Section 4.07. Effect of Recapitalization, Reclassification and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change solely in par value);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, transfer, lease or other conveyance of all or substantially all of the consolidated assets of the Company to a third party; or

(iv) any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities, or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture), providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (i) the amount otherwise payable in cash upon conversion of the Notes as set forth in Section 4.03 shall continue to be payable in cash, (ii) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Company’s Conversion Obligation in excess of the aggregate principal portion of the Notes being converted, as set forth in Section 4.03(d), (iii) each share of Common Stock that would otherwise have been required to be delivered upon a conversion of the Notes in accordance with Section 4.03 shall instead be deliverable in the amount and type of Reference Property that a holder of a share of Common Stock would have been entitled to receive in such Merger Event (a “unit of Reference Property”) and (iv) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, or constitute solely the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes will be convertible or used to calculate the Daily VWAP, as the case may be, shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the second preceding paragraph shall provide for adjustments which shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4. If, in the case of any such Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

If Reference Property in any Merger Event consists solely of cash, then for all conversions that occur after the effective date of such Merger Event (1) the consideration due upon such conversion shall consist of cash in an amount, per $1,000 principal amount of such Note, equal to the product of (A) the amount of cash paid per share of Common Stock pursuant to such Merger Event and (B) the applicable Conversion Rate on the Conversion Date for such conversion; and (2) the Company shall pay such consideration on the third Business Day after such Conversion Date.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c) In connection with any Merger Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (A), clause (B) or clause (C) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such quotient rounded down to nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event shall be equal to zero.

Section 4.08. Taxes on Shares Issued. If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock upon such conversion; provided, however, that if such tax is due because the Holder has requested that shares of Common Stock be issued in a name other than such Holder’s name, then such taxes shall be paid by such Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until such Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, all of the shares of Common Stock required to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (initially 38,505,960 shares).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

Upon conversion of Notes, if the Common Stock is then listed or quoted on any national securities exchange or over-the-counter or other domestic market, the Company shall list or cause to have quoted on such exchange or other market any shares of Common Stock to be issued upon conversion.

Section 4.10. Appointment of Conversion Agent; Responsibility of Conversion Agent and Trustee. The Company hereby appoints the Trustee to act as the initial Conversion Agent with respect to the Notes. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any other Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

Section 4.11. Notice to Holders Prior to Certain Actions. In the case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12; or

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder of Notes at such Holder’s address appearing on in the Note Register, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (y) the date on which such Merger Event, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), Merger Event, dissolution, liquidation or winding up.

Section 4.12. Stockholder Rights Plan. If the Company has a rights plan in effect upon a conversion of any Note and the Company delivers any shares of Common Stock upon such conversion, the converting Holder shall receive, in addition to such shares of Common Stock, the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company and in effect upon conversion of such Notes, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to such conversion the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be increased at the time of separation as if the Company had distributed, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to all or substantially all holders of Common Stock as described in Section 4.04(c), subject to decrease in accordance with Section 4.04(c) in the event those rights expire, terminate or are redeemed.

ARTICLE 5

EVENTS OF DEFAULT

Section 5.01. Events of Default. Article 6 of the Original Indenture shall not apply to the Notes. Instead the events of default provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article 6 of the Original Indenture, and all references in the Original Indenture to Article 6 thereof and events of default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and events of default provisions set forth in this Article 5, respectively. Each of the following events is an “Event of Default” with respect to the Notes:

(a) default in the payment of principal of any Note when due and payable on the Maturity Date, upon required purchase in connection with a Fundamental Change, or otherwise;

(b) failure by the Company to pay an installment of interest on any Note when due, if such failure continues for 30 days after the date when due;

(c) upon exercise of a Holder’s conversion right in accordance with Article 4, failure by the Company to deliver, or cause the Trustee to deliver, to such Holder the full amount of conversion consideration deliverable in respect of the Notes surrendered for conversion when due, in accordance with the Indenture;

(d) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate event required by Section 4.01(b)(iii) or Section 4.01(b)(iv) in accordance with the relevant Section, in each case when due if the failure continues for five calendar days after the date when due;

(e) failure by the Company to comply with its obligations under Section 8.01(a) and (b) and Section 8.02;

(f) failure by the Company to comply with any other term, covenant or agreement contained in the Notes or the Indenture, if such failure is not cured within 60 days after notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the Notes then outstanding, in accordance with the Indenture;

(g) default (i) in any scheduled payment of principal of any Indebtedness of the Company or any of its Subsidiaries (other than the Notes and other than non-recourse Indebtedness), aggregating more than $25,000,000 in principal amount, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any Indebtedness of the Company or any of its Subsidiaries (other than the Notes and other than non-recourse Indebtedness) in excess of $25,000,000 principal amount that results in such Indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable, and such acceleration is not rescinded or annulled, or such Indebtedness is not discharged, within a period of 5 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default(s) and stating that such notice is a “Notice of Default” under the Indenture.

(h) one or more final, non-appealable judgments against the Company or any of its Subsidiaries, the aggregate uninsured portion of which is at least $25.0 million, if such judgments are not paid or discharged within 120 days;

(i) the Company or any Subsidiary thereof that is a “Significant Subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or such group of Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or admits, in writing, its inability to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any such Significant Subsidiary or such group of Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or such group of Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 5.02. Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company, but including an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to any of the Company’s Significant Subsidiaries, or a group of its Subsidiaries that in aggregate would constitute a Significant Subsidiary), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 2.11 of the Original Indenture, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 2.11 of the Original Indenture shall, declare 100% of the principal of, and any accrued and unpaid interest on, all of the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding any provision in the Indenture or in the Notes to the contrary. In the case of an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company (and not solely with respect to any of its Significant Subsidiaries, or a group of its Subsidiaries that in aggregate would constitute a Significant Subsidiary), the principal of, and accrued and unpaid interest, if any, on, all Notes shall automatically become immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.07 of the Original Indenture, and (2) rescission would not conflict with any order or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.09, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Company and to the Trustee, rescind and annul any consequence of any such Default or Event of Default, including, without limitation, acceleration of the obligations, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.03. Additional Interest. Notwithstanding any provisions of the Original Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) its failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) its failure to comply with its reporting obligations set forth in Section 2.03, shall for the 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding (“Additional Interest”) for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, which Additional Interest rate shall be increased by an additional 0.25% per annum, on the 91st day after the occurrence of such Event of Default (if such Event of Default is not cured or waived prior to such 91st day); provided that the rate at which such Additional Interest accrues may in no event exceed 0.50% per annum. If the Company elects to pay Additional Interest on account of such an Event of Default, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived on or prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 5.02. This Section 5.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03, the Notes shall be subject to acceleration as provided in Section 5.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must give notice to Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give all Holders, the Trustee and the Paying Agent such notice, the Notes shall be immediately subject to acceleration as provided in Section 5.02.

Section 5.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 5.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal (including the Fundamental Change Purchase Price, if applicable) and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.07 of the Original Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the

Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07 of the Original Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable agents and counsel fees, and including any other amounts due to the Trustee under Section 7.07 of the Original Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Supplemental Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.07 of the Original Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Purchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Purchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Purchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Purchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, the Holder of a Note shall have the right to institute a suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, if (and only if):

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered, and, if requested, provided, to the Trustee such indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby; and

(d) the Trustee shall have neglected or refused to institute any such action, suit or proceeding for 60 days after its receipt of such notice, request and offer of indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the Notes then outstanding, a direction pursuant to Section 5.09 that is inconsistent with the request, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Supplemental Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.07. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.08. Remedies Cumulative and Continuing. All powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders.

Section 5.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding determined in accordance with Section 2.11 of the Original Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority of the aggregate principal amount of the Notes then outstanding determined in accordance with Section 2.11 of the Original Indenture may on behalf of the Holders of all of the Notes, by written notice to the Trustee and the Company, waive any Default or Event of Default hereunder except that no such waiver shall be effective as to a Default or Event of Default (i) in the payment of the principal of, or accrued and unpaid interest, if any, on the Notes or in the payment of the Fundamental Change Purchase Price, (ii) arising from a failure by the Company to pay or deliver, as the case may be, or to cause the Trustee to deliver, to converting Holders the consideration due upon conversion of the Notes in accordance with the Indenture or (iii) in respect of a covenant or provision hereof that under Article 7 cannot be modified or amended without the consent of the Holder of each outstanding Note affected unless each affected Holder consents. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a Default of which a Responsible Officer has actual knowledge, if such Default is continuing, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal (including the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery, as the case may be, of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. Section 7.05 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 5.10.

Section 5.11. Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof.

Section 5.12. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 5.13. Undertaking to Pay Costs. All parties to this Supplemental Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture or the Notes, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.13 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 2.11 of the Original Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes being purchased as provided in Article 3) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 4.

ARTICLE 6

SATISFACTION AND DISCHARGE

Section 6.01. Satisfaction and Discharge of the Supplemental Indenture. Articles 8 and 9 of the Original Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Articles 8 and 9 of the Original Indenture and all references in the Original Indenture to Articles 8 and 9 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the satisfaction and discharge provisions set forth in this Article 6. This Supplemental Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when (a) (i) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, on any Fundamental Change Purchase Date, upon conversion or otherwise, cash and/or (in the case of conversion) shares of Common Stock sufficient to pay all of the outstanding Notes or satisfy the Company’s Conversion Obligation, as the case may be, and pay all other sums due and payable under this Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with. For the avoidance of doubt, notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.07 of the Original Indenture shall survive.

Section 6.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 6.04, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 4.03(h) or Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment, settlement or redemption of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 6.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Supplemental Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 6.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment on the Notes and not applied but remaining unclaimed by the Holders of the Notes for one year after the date upon which the payment on such Notes shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 6.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Holders. Article 10 of the Original Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article 10 of the Original Indenture, and all references in the Original Indenture to Article 10 thereof and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and provisions set forth in this Article 7, respectively. The Company and the Trustee may amend or supplement this Supplemental Indenture or the Notes without notice to or the consent of any Holder of the Notes to:

(a) provide for the assumption by a Successor Company of the Company’s obligations under the Notes and the Indenture pursuant to Article 8;

(b) add guarantees with respect to the Notes;

(c) secure the Notes;

(d) add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(e) make any change, including to cure any omission, ambiguity, manifest error or defect or to correct any inconsistency in the Indenture that does not adversely affect the rights of any Holder in any material respect;

(f) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act or with the rules of any applicable securities depositary;

(g) add additional Events of Default;

(h) evidence the acceptance or appointment of a successor Trustee or to add an additional trustee or agent in accordance with the Indenture; or

(i) conform the provisions of the Indenture and the Notes to the “Description of Notes” section as set forth in the preliminary prospectus supplement related to the offering and sale of the Notes dated November 8, 2010, as supplemented by the related pricing term sheet.

Section 7.02. Supplemental Indentures with Consent of Holders. The Company and the Trustee may only amend or supplement this Supplemental Indenture or the Notes with the written consent of the Trustee and the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Notwithstanding the foregoing, no amendment or supplemental indenture may without the written consent of the Holder of each Note affected:

(a) change the Maturity Date, or the payment date of any installment interest on, any Note;

(b) reduce the principal amount of, or interest on, any Note;

(c) change the place, manner or currency of payment of principal of, or interest on, any Note;

(d) impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Note;

(e) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make any such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the ranking of the Notes in a manner adverse to the Holders of Notes;

(g) adversely affect the right of Holders of Notes to convert their Notes in accordance with Article 4, or reduce the amount of consideration due upon conversion;

(h) reduce the percentage in aggregate principal amount of outstanding Notes whose Holders must consent to a modification or amendment of this Supplemental Indenture or the Notes;

(i) reduce the percentage in aggregate principal amount of outstanding Notes whose Holders must consent to a waiver of compliance with any provision in this Supplemental Indenture or the Notes or a waiver of any Default or Event of Default; or

(j) modify Section 5.09 or this Article 7, except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Holders do not need under this Section 7.02 to approve the particular form of any proposed amendment to this Supplemental Indenture or any proposed supplemental indenture; it shall be sufficient if the required number of Holders approve the substance thereof.

Section 7.03. Notice of Amendment or Supplement. After an amendment or supplement under this Article 7 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 8

SUCCESSOR COMPANY

Section 8.01. Consolidation, Merger and Sale of Assets. Article 5 of the Original Indenture shall not apply to the Notes. The provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article 5 of the Original Indenture, and all references in the Original Indenture to Article 5 thereof shall, with respect to the Notes, be deemed to be references to this Article 8. The Company shall not consolidate with or merge with or into, or sell, transfer, lease or otherwise convey all or substantially all of its consolidated assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and such Successor Company (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and is continuing under the Indenture; and

(c) the Company shall have delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 8.03.

For purposes of this Section 8.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 8.02. Successor Person Substituted. In the case of any such consolidation, merger, sale, transfer, lease or other conveyance in which the Company is not the Successor Company and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the

Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and the Indenture, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, transfer or conveyance (but not in the case of a lease) upon compliance with this Article 8 the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 8 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.03. Opinion of Counsel to be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 8, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel in accordance with Section 13.05 of the Original Indenture as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 8.

ARTICLE 9

LISTS OF HOLDERS

Section 9.01. Lists of Holders. Section 2.08 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Article 9. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 1 and

November 1 in each year beginning with May 1, 2011, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar. In addition, the Trustee and the Company shall comply with TIA § 312.

Section 9.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 9.01 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.02. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.03. Trust Indenture Act. This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 10.04. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person (including any Registrar, any Paying Agent, any Authenticating Agent, Conversion Agent, any Bid Solicitation Agent and their successors hereunder), other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10.05. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the number of Additional Shares, if any, and the Conversion Rate. The Company shall make all these calculations in good faith, and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of such Holder at the sole cost and expense of the Company.

Section 10.06. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.07. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.08. Separability Clause. In case any provision in this Supplemental Indenture or in any Note or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.09. Ratification of Original Indenture. Except as amended hereby with respect to the Notes, the Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

Section 10.10. The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

RADIAN GROUP INC.

By:	/s/ C. Robert Quint
Name: C. Robert Quint
Title: Chief Financial Officer

[Trustee Signature Follows]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ George J. Rayzis
Name: George J. Rayzis
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

RADIAN GROUP INC.

3.00% Convertible Senior Note due 2017

No. [ ]	Initially $[ ]

CUSIP No. 750236AK7

RADIAN GROUP INC., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [                    ] MILLION DOLLARS ($[                    ]) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on November 15, 2017 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 3.00% per annum from November 15, 2010 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2011, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 5.03 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, RADIAN GROUP INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: November [    ], 2010

RADIAN GROUP INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated: November [    ], 2010

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

RADIAN GROUP INC.

3.00% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Securities of the Company designated as its 3.00% Convertible Senior Notes due 2017 (herein called the “Notes”), issued under a Senior Indenture dated as of November 15, 2010 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of November 15, 2010 (herein called the “Supplemental Indenture”; the Original Indenture, as supplemented by the Supplemental Indenture, and as it may be further amended from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note is not subject to redemption at the option of the Company prior to November 15, 2017 and, for the avoidance of doubt, this Note is not subject to the provisions of Article 3 of the Original Indenture.

The provisions in Articles 5, 6, 8, 9, 10 and 12, and Sections 2.03, 2.08, 2.09(d), (e), (k) and (n), 2.13, 4.03 and 7.05 of the Original Indenture shall not apply to the Notes, and Article 4, Article 5, Article 6, Article 7, Article 8, Article 9, Section 2.01, Section 2.02(b), Section 2.02(d), Section 2.03, Section 2.04, Section 2.05, Section 4.03(f), Section 5.10 and the definition of “outstanding” in Section 1.02 of the Supplemental Indenture supersede the entirety thereof.

As provided in and subject to the provisions of the Supplemental Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Supplemental Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding August 15, 2017, and (ii) on or after August 15, 2017, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination thereof, at the Company’s election, in respect of the remainder, if any, of the Company’s Conversion Obligation, at the applicable Conversion Rate specified in the Supplemental Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Supplemental Indenture, the Company shall make all payments in respect of the Fundamental Change Purchase Price and the principal amount on the Fundamental Change Purchase Date or the Maturity Date thereof, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Supplemental Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, interest on and the consideration due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith to the extent provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)

TEN ENT – as tenants by the entireties
(Minor)

JT TEN – as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

RADIAN GROUP INC.

3.00% Convertible Senior Notes due 2017

The initial principal amount of this Global Note is FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000). The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:     Radian Group Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock or portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.08 of the Supplemental Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature(s)

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identifying Number _______________________

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ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:     Radian Group Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Radian Group Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)
Social Security or Other Taxpayer Identification Number principal amount to be repaid (if less than all): $ , 000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

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